Exhibit 99.1

Enterprise Products Partners,

Enterprise GP Holdings and TEPPCO Partners

Reorganize Boards of Directors of General Partners

Houston, Texas (Tuesday, February 14, 2006) – The general partners of Enterprise Products Partners L.P. “Enterprise” (NYSE: “EPD”), Enterprise GP Holdings L.P., “Enterprise GP” (NYSE: “EPE”) and TEPPCO Partners, L.P., “TEPPCO” (NYSE: “TPP”) have announced the reorganization of their respective boards of directors effective immediately.

Enterprise Products Partners: Enterprise Products GP, LLC, the general partner of Enterprise has announced the election of Stephen L. Baum, Richard H. Bachmann, Michael A. Creel, Dr. Ralph S. Cunningham and W. Randall Fowler as directors and the resignations of O. S. “Dub” Andras, W. Matt Ralls and Richard S. Snell from its board of directors.

Enterprise GP Holdings: Upon their resignations from the board of Enterprise Products GP LLC, Mr. Andras and Mr. Ralls were elected as directors to the board of EPE Holdings, LLC, the general partner of Enterprise GP.  In addition to Mr. Andras and Mr. Ralls, Mr. Bachmann, Mr. Fowler and Robert G. Phillips were also elected to the board of directors of the general partner of Enterprise GP.

TEPPCO Partners: Mr. Snell was elected to the board of Texas Eastern Products Pipeline Company, LLC, the general partner of TEPPCO, effective January 6, 2006.  Effective February 13, 2006, Mr. Snell resigned from the board of Enterprise Products GP LLC.  In addition to Mr. Snell’s prior election, Mr. Bachmann, Mr. Creel and Mr. Fowler were also elected to the board of directors of TEPPCO.

“I am pleased to add Steve Baum to the Enterprise board. Steve’s broad experience in the gas and power industries will enhance our independent directors and the important role they provide. We are also increasing the number of inside directors on the boards to bring additional knowledge of each partnership onto the board,” said Dan L. Duncan, Chairman and co-founder of EPCO, Inc.  “While our independent directors provide valuable expertise in areas such as finance, law and energy services, the inside directors have valuable in-depth knowledge of the partnerships and their businesses.  I believe this board composition will better benefit all of the partnerships’ constituents – their unitholders, creditors, customers, suppliers and employees.”

“While restoring the insider representation on the boards will result in the boards of the general partners of Enterprise, Enterprise GP and TEPPCO having a majority of inside directors, we are preserving the voting authority of the independent directors on matters that are most important to our unitholders and creditors,” stated Duncan.

Mr. Baum has had an extensive career in the energy industry, having served as chairman of the board of directors and chief executive officer of Sempra Energy, a San Diego, California-based Fortune 500 energy company, since September 1, 2000, retiring on January 31, 2006.  He served as vice chairman and chief operating officer of Sempra from June 1998 to June 2000.  Mr. Baum was president and chief executive officer of Enova Corp., the parent company of San Diego Gas & Electric (“SDG&E”) from 1996 to 1997 and was executive vice president of SDG&E from 1993 to 1996.  Prior to joining SDG&E in 1985, he was senior vice president and general counsel of the New York Power Authority from 1982 to 1985.  Mr. Baum is a member of the board of directors of Computer Sciences Corp. and serves as Chairman of its audit committee.

Mr. Bachmann has served as executive vice president, chief legal officer and secretary of Enterprise’s general partner since January 1999.  Mr. Bachmann served as a director of Enterprise’s general partner from June 2000 to January 2004 and has served as a director of the general partner of Enterprise’s operating partnership since December 2003.  In addition to his responsibilities at Enterprise, Mr. Bachmann has also served as executive vice president, chief legal officer and secretary of the general partner of Enterprise GP since August 2005.  Mr. Bachmann was a partner in the law firms of Snell & Smith P.C. from 1993 to 1998 and Butler & Binion from 1988 to 1993.

Mr. Creel has served as executive vice president of Enterprise’s general partner, since January 2001 and as chief financial officer since June 2000.  Mr. Creel, a certified public accountant, has served as a director of Enterprise’s operating partnership since December 2003.  He has also been president, chief executive officer and a director of the general partner of Enterprise GP since August 2005 and has served on the board of directors of Edge Petroleum Corporation (a publicly traded energy company) since October 2005.

Dr. Cunningham served as a director of the general partner of Enterprise Products Partners L.P. from 1998 until March 2005 and of EPCO, Inc. from 1987 to 1997. He recently served as chairman and director of the general partner of TEPPCO Partners, L.P., and he currently serves as a director of TETRA Technologies, Inc., EnCana Corporation and Agrium, Inc.  Dr. Cunningham served as president and chief executive officer of CITGO Petroleum Corporation from 1995 until he retired in 1997. Previously, he held senior management positions at Huntsman Corporation, Texaco Chemical, Clark Oil & Refining and Tenneco.

Mr. Fowler has served as senior vice president and treasurer of Enterprise’s general partner since being elected to those positions in February 2005.  He served as vice president and treasurer from August 2000 to February 2005 after joining the company as director of investor relations in January 1999.  Additionally, Mr. Fowler, a certified public accountant (inactive), has served as senior vice president and chief financial officer of the general partner of Enterprise GP since August 2005.

Mr. Andras served as vice chairman and a director of Enterprise’s general partner from February 2005 until July 2005, at which time he retired as vice chairman but continued to serve as a non-executive director.  Mr. Andras served as chief executive officer, vice chairman and a director of Enterprise’s general partner from September 2004 to February 2005 and, previously was president, chief executive officer and a director of Enterprise’s general partner from April 1998 until September 2004.  He also served as a director of the general partner of Enterprise’s operating partnership from December 2003 to July 2005.

Mr. Ralls was elected a director of Enterprise’s general partner in September 2004.  He served as a director of the general partner of GulfTerra Energy Partners, L.P. from May 2003 to September 2004, when it was merged with Enterprise.  Mr. Ralls is an executive vice president and the chief operating officer of GlobalSantaFe Corporation, an international offshore oil and gas contract drilling company.  He served as senior vice president and chief financial officer of GlobalSantaFe since 2001 and vice president, chief financial officer and treasurer of Global Marine from 1997 to 2001.  He spent the first 17 years of his career at the senior management level in commercial banking.

Mr. Phillips was elected president and chief executive officer of Enterprise’s general partner in February 2005.  He served as president, chief operating officer and a director of the general partner from September 2004 to February 2005 and has served as a director of the general partner of Enterprise’s operating partnership since September 2004.  Mr. Phillips was a director of GulfTerra’s general partner from August 1998 to September 2004.  He served as chief executive officer for GulfTerra’s general partner from November 1999 and as chairman from October 2002 until September 2004.  Mr. Phillips served as president of El Paso Field Services Company from June 1997 to September 2004 and from April 1996 to December 1996.  He served as president of El Paso Energy Resources Company from December 1996 to June 1997 and was senior vice president of El Paso Corporation from September 1995 to April 1996.

Mr. Snell was elected a director of Enterprise’s general partner in June 2000.  He is a certified public accountant and was an attorney with the Snell & Smith P.C. law firm in Houston, Texas since the firm was founded in 1993 until May 2000.  Since May 2000, Mr. Snell has been a partner with the law firm of Thompson & Knight LLP, also in Houston.

Messrs. Bachmann, Creel and Fowler also serve as executive officers of EPCO, Inc.

 “I would like to thank the directors of each of our respective boards for their guidance over the last several years.  Their service to our partnerships has been invaluable from guiding Enterprise’s successful merger with GulfTerra and the development of its $3.5 billion portfolio of growth projects to the formation and IPO of

Enterprise GP Holdings to continuing TEPPCO’s growth in the future.  I also extend my appreciation to the willingness of Dub Andras and Matt Ralls, and of Dick Snell to leave Enterprise’s board to apply their talents in directing Enterprise GP Holdings and TEPPCO, respectively.  I am also looking forward to Steve Baum joining Enterprise’s board.  Steve has been a leader in the energy industry and has distinguished himself for positioning Sempra as one of the leading integrated providers of electricity, natural gas and LNG services and consistently generating compelling returns for its investors,” continued Duncan.

The limited liability agreements governing the general partners of Enterprise and Enterprise GP were amended to allow their respective boards to be comprised of a majority of inside directors.  The Audit and Conflicts Committees of each of Enterprise, Enterprise GP and TEPPCO will continue to be exclusively comprised of independent directors under the criteria established by the New York Stock Exchange and the Securities and Exchange Commission.  The limited liability company agreements also require that certain matters are subject to the affirmative vote of a majority of the independent directors.  These matters include, but are not limited to, the merger, consolidation or combination of the underlying limited partnership; any amendment to the limited partnership agreements related to delegation of powers, change in purpose and business, and separateness; and other credit related matters.  The Audit and Conflicts Committee for each of the partnerships also review and approve significant related party transactions among any of the three partnerships.

Overview of Board of Directors for Enterprise Products GP, LLC (the general partner of Enterprise Products Partners L.P.)

Richard H. Bachmann

E. William Barnett (1) (2) (4)

Stephen L. Baum (1) (2)

Michael A. Creel

Dr. Ralph S. Cunningham

Dan L. Duncan, Chairman

W. Randall Fowler

Philip C. Jackson, Jr. (1) (2) (3)

Robert G. Phillips

Overview of Board of Directors for EPE Holdings, LLC (the general partner of Enterprise GP Holdings L.P.)

O. S. “Dub” Andras

Richard H. Bachmann

Michael A. Creel

Dan L. Duncan, Chairman

W. Randall Fowler

Charles E. McMahen (1) (2) (4)

Robert G. Phillips

W. Matt Ralls (1) (2) (3)

Edwin E. Smith (1) (2)

Overview of Board of Directors of Texas Eastern Products Pipeline Company, LLC (the general partner of TEPPCO)

Richard H. Bachmann

Michael B. Bracy (1) (3)

Michael A. Creel

W. Randall Fowler

Murray H. Hutchison (1)

Lee W. Marshall, Sr., Chairman and interim Chief Executive Officer

Richard S. Snell (1)

(1)          Member of Audit and Conflicts Committee

(2)          Member of Governance Committee

(3)          Chairman of Audit and Conflicts Committee

(4)          Chairman of Governance Committee

Enterprise Products Partners L.P. is one of the largest publicly traded energy partnerships with an enterprise value over $15 billion, and is a leading North American provider of midstream energy services to producers and consumers of natural gas, NGLs and crude oil.  Enterprise transports natural gas, NGLs, crude oil and petrochemical products through 32,670 miles of onshore and offshore pipelines and is an industry leader in the development of midstream infrastructure in the deepwater trend of the Gulf of Mexico.  Services include natural gas transportation, gathering, processing and storage; NGL fractionation (or separation), transportation, storage, and import and export terminaling; crude oil transportation and offshore production platform services.  For more information, visit Enterprise on the web at www.epplp.com.

Enterprise Products Partners L.P. is managed by its general partner, Enterprise Products GP LLC, which is wholly-owned by Enterprise GP Holdings L.P. For more information on Enterprise GP Holdings L.P., visit its website at www.enterprisegp.com.

TEPPCO Partners, L.P. is a publicly traded partnership with an enterprise value of over $4 billion, which conducts business through various subsidiary operating companies. TEPPCO owns and operates one of the largest common carrier pipelines of refined petroleum products and liquefied petroleum gases in the United States; owns and operates petrochemical and natural gas liquid pipelines; is engaged in crude oil transportation, storage, gathering and marketing; owns and operates natural gas gathering systems; and owns 50-percent interests in Seaway Crude Pipeline Company, Centennial Pipeline LLC and Mont Belvieu Storage Partners, L.P., and an undivided ownership interest in the Basin Pipeline. Texas Eastern Products Pipeline Company, LLC, a wholly owned subsidiary of DFI GP Holdings L.P. (a privately owned partnership indirectly controlled by Dan L. Duncan), is the general partner of TEPPCO Partners, L.P. For more information, visit TEPPCO’s website at www.teppco.com.

Enterprise and Enterprise GP Contact:  Randy Burkhalter, Director of Investor Relations, (713) 880-6812

TEPPCO Contact: Investor Relations – Brenda J. Peters, 713-759-3954, Toll Free: 800-659-0059; Media Relations – Kathleen A. Sauve, 713-759-3635

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